            December 16, 2019

                                                                                                                                                                                                                    Exhibit 99.1

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Kathryn M. Austin, President and CEO at 802-334-7915

Trading Symbol: CMTV
(Traded on the OTCQX)

Community Bancorp. the parent company of Community National Bank, has declared a dividend of $0.19 per share payable February 1, 2020 to shareholders of record as of January 15, 2020.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.